EXHIBIT 1

Investor and Media Contact              Dan Zvonek
                                        Director - Investor and Public Relations
                                        (801) 539-0112



                        AMERICAN STORES COMPANY ANNOUNCES
                     FOURTH QUARTER 1997 SALES AND EARNINGS



SALT LAKE CITY, UTAH - March 3, 1998 - American Stores Company (NYSE: ASC) today announced fourth quarter 1997 diluted earnings per share of $0.35 compared to $0.22 in the fourth quarter of 1996. Diluted earnings per share for the 1997 fiscal year ended January 31, 1998, were $1.01 compared to $0.98 per share in the prior year. The current fiscal year includes non-recurring charges of $0.14 per share related to the secondary offering of shares owned by former chairman L.S. Skaggs and related parties and the sale of a communications subsidiary. The prior year fourth quarter and full year results reflect special charges related primarily to the implementation of certain Delta re-engineering initiatives aggregating $100 million before taxes or $0.21 per share.

Comparable store sales increased 0.2 percent during the fourth quarter of 1997 and 0.9 percent for the year. Total sales increased 1.4 percent to $5.0 billion for the quarter and 2.5 percent to $19.1 billion for the year. Comparable sales in the Company's pharmacies increased 11.7 percent for the fourth quarter and
11.5 percent for the year.

Interest expense increased to $54.8 million for the fourth quarter from $46.1 million in the prior year due to higher debt levels primarily due to the Company's financing of the repurchase of shares from former chairman L.S. Skaggs and related parties as well as increased capital expenditures.

Victor L. Lund, chairman and chief executive officer of American Stores Company, said, "I am pleased with our control over operating expenses this quarter. We achieved a slight reduction in expenses as a percent of sales in spite of pressures from many new store openings and strong competition. I am also pleased with our increase of $357 million in cash flows from operating activities. This reflects our focused efforts to improve working capital."

Regarding the Company's drug stores, Mr. Lund went on to say, "Our initiatives to improve operating profit by focusing on increasing margins and reducing expenses in our drug stores are proceeding well on track."

The Company opened or acquired 41 new stores, completed 17 remodels and closed 25 stores during the quarter. For the year, the Company opened or acquired 96 new stores, completed 65 remodels and closed or sold 68 stores. Compared to the end of the prior year, retail square footage increased by 7.9 percent before closures and 4.2 percent on a net basis after closures.

American Stores Company is one of the nation's largest food and drug retailers. It operates 1,557 stores in 26 states including 263 food and drug combination stores, 543 supermarkets and 751 stand-alone drug stores. The Company operates 1,104 pharmacies within its stores. Its principal retail operations include Acme Markets, Jewel Food Stores, Lucky Northern California Division, Lucky Southern California Division, Jewel Osco Southwest, Osco Drug and Sav-on.




Cautionary Note: This press release may contain certain forward-looking statements about the future performance of the Company which are based on management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food and drug industries generally and particularly in the Company's principal markets; the implementation of the Company's re-engineering initiatives in accordance with the currently contemplated schedule and budget; the Company's relationship with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation of the food and drug industry; changes in the financial markets related to the cost of the Company's capital; the ability of the Company to access the public debt and equity markets to refinance indebtedness and fund the Company's capital expenditure program on satisfactory terms; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.



                             AMERICAN STORES COMPANY
                       CONSOLIDATED STATEMENTS OF EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                            13 WEEKS ENDED                       52 WEEKS ENDED
                                     JAN 31, 1998  FEB 1, 1997 (3)        JAN 31, 1998  FEB 1, 1997 (3)

SALES                                  $4,980,597       $4,909,673         $19,138,880      $18,678,129
Cost of merchandise sold               (3,664,500)      (3,593,757)        (14,036,830)     (13,701,743)
LIFO credit (provision)                    11,567           10,592              (2,433)         (11,408)
                                     -------------    -------------       -------------    -------------
GROSS PROFIT                            1,327,664        1,326,508           5,099,617        4,964,978
                                            26.7%            27.0%               26.6%            26.6%
Operating expense                      (1,100,442)      (1,090,273)         (4,317,576)      (4,220,187)
                                           -22.1%           -22.2%              -22.6%           -22.6%
Restructuring and impairment                    0          (77,151)            (13,400) (1)     (77,151)
                                     -------------    -------------       -------------    -------------
TOTAL OPERATING EXPENSE                (1,100,442)      (1,167,424)         (4,330,976)      (4,297,338)
                                           -22.1%           -23.8%              -22.6%           -23.0%
OPERATING PROFIT                          227,222          159,084             768,641          667,640
                                             4.6%             3.2%                4.0%             3.6%
Interest income                             1,538            3,456               5,647            8,470
Interest expense                          (54,773)         (46,067)           (216,710)        (171,558)
Other                                           0                0             (33,913) (2)           0
                                     -------------    -------------       -------------    -------------
Earnings before income taxes              173,987          116,473             523,665          504,552
Federal & state income taxes              (77,824)         (52,378)           (243,045)        (217,331)
                                     -------------    -------------       -------------    -------------
NET EARNINGS                              $96,163          $64,095            $280,620         $287,221
                                     =============    =============       =============    =============

Average shares outstanding (4)            273,573          291,658             276,409          291,776
Basic earnings per share (4)                $0.35            $0.22               $1.02            $0.98
Average shares - diluted (4)              274,607          292,762             277,769          292,651
Diluted earnings per share (4)              $0.35            $0.22               $1.01            $0.98
Dividends per share (4)                     $0.09            $0.08               $0.35            $0.32

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                      JAN 31, 1998         FEB 1, 1997
ASSETS
Inventory                                               $1,714,229          $1,725,542
Other current assets                                       547,551             440,954
Property, plant and equipment and capital
     leases, net                                         4,260,921           3,653,713
Goodwill, net                                            1,611,812           1,665,242
Other assets                                               401,502             395,954
                                                      ------------        ------------
                                                        $8,536,015          $7,881,405
                                                      ============        ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt
     and capital leases                                   $100,935             $66,003
Accounts payable                                         1,186,845             851,285
Other current liabilities                                  833,554             884,393
Long-term debt and obligations under capital
     leases, less current maturities                     3,201,970           2,613,144
Other liabilities                                          903,629             931,153
Shareholders' equity                                     2,309,082           2,535,427
                                                      ------------        ------------
                                                        $8,536,015          $7,881,405
                                                      ============        ============

Shares issued and outstanding                              273,607             291,829  (4)
                                                      ============        ============


(1) Charges related to the sale of the Company's communications subsidiary.
(2) Charges related to the secondary stock offering of shares held by L.S. Skaggs and related parties.
(3) Includes special charges of $100.0 million, pre-tax ($.21 per share, after tax) included in the cost of merchandise sold ($10.0 million), operating expenses ($12.9 million) and restructuring and impairment ($77.1 million).
(4) Restated as necessary to reflect the July 1997 two-for-one stock split.

Prior financial information has been reclassified to conform to the current year presentation.

                             AMERICAN STORES COMPANY
                        CONSOLIDATED CONDENSED CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                                         52 WEEKS ENDED
                                                               JAN 31, 1998           FEB 1, 1997
                                                               ------------           -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                                       $280,620              $287,221
Adjustments to reconcile net earnings to net
     cash provided by operating activities:
Depreciation and amortization                                       468,869               440,445
Net (gain) loss on asset sales                                         (772)                  265
Changes in operating assets and liabilities                         106,314              (230,166)
                                                            ---------------       ---------------

Net cash provided by operating activities                           855,031               497,765
                                                            ---------------       ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of assets                                     39,447                47,670
Capital expenditures (1)                                           (996,288)             (943,080)
                                                            ---------------       ---------------

Net cash (used in) investing activities                            (956,841)             (895,410)
                                                            ---------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
New debt                                                            500,000               350,000
Other increases in borrowing                                        119,101                88,979
Cash dividends                                                      (97,042)              (93,351)
Repurchase of common stock                                         (454,086) (2)          (37,798)
Other changes in equity                                              44,164                24,860
                                                            ---------------       ---------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                           112,137               332,690
                                                            ---------------       ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 10,327               (64,955)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                     37,467               102,422
                                                            ---------------       ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                          $47,794               $37,467
                                                            ===============       ===============

(1) Total capital expenditures, including the present value of new leases, were $380.7 million for the quarter and $1,157 million for the fiscal year ended January 31, 1998, and $324.6 million for the quarter and $1,065 million for the fiscal year ended February 1, 1997.

(2) Repurchased 24.4 million shares from the family of Mr. L.S. Skaggs and certain family and charitable trusts and issued 4.6 million shares for overallotments related to the secondary offering in April 1997.


                                   STORE COUNT

                                                       STORES          STORES
                                  BEGINNING OF         OPENED/        CLOSED/             END OF
QUARTER ENDED JANUARY 31, 1998     QUARTER            ACQUIRED          SOLD             QUARTER         REMODELS
-------------------------------   -------------     -----------     ------------     ------------      ------------
Supermarkets                             553               1             (11)                543               6
Stand-alone drug stores                  740              23             (12)                751               9
Combination food & drug stores           248              17              (2)                263               2
                                  -------------     -----------     ------------     ------------      ------------
Net store count                        1,541              41             (25)              1,557              17
                                  =============     ===========     ============     ============      ============


                                                       STORES          STORES
                                  BEGINNING OF         OPENED/        CLOSED/             1997
YEAR-TO-DATE JANUARY 31, 1998       YEAR              ACQUIRED          SOLD         YEAR-TO-DATE        REMODELS
------------------------------    -------------     -----------     ------------     ------------      ------------
Supermarkets                             576               7             (40)                543              20
Stand-alone drug stores                  721              56             (26)                751              26
Combination food & drug stores           232              33              (2)                263              19
                                  -------------     -----------     ------------     ------------      ------------
Net store count                        1,529              96             (68)              1,557              65
                                  =============     ===========     ============     ============      ============

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